UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2017

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95050 (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Fiscal Year 2018 Variable Compensation Plan
On March 7, 2017, the Compensation Committee of our Board of Directors adopted the Variable Compensation Plan for Fiscal Year 2018, or the 2018 Plan, which provides eligible executive officers the opportunity to earn a variable cash payment based on the level of achievement by us of certain corporate performance goals, or the Performance Goals, during our fiscal year 2018. We operate on a fiscal year ending on the last Sunday in January. We designate our fiscal year by the year in which that fiscal year ends (e.g., fiscal year 2018 refers to our fiscal year ending January 28, 2018).

The Compensation Committee has set the Performance Goals for fiscal year 2018 based upon the achievement of specified fiscal year 2018 revenue and has established threshold, base operating plan and stretch operating plan levels. An eligible participant’s variable cash compensation under the 2018 Plan will be based on the achievement by NVIDIA of the Performance Goals.

Unless otherwise determined by the Compensation Committee, a participant must remain an employee through the payment date under the 2018 Plan to be eligible to earn an award.

The following table sets forth the base operating plan payment amount for our named executive officers under the 2018 Plan:

Named Executive Officer	Base Operating Plan Payment Amount	Base Operating Plan Payment Amount as a % of Fiscal Year 2018 Base Salary
Jen-Hsun Huang President and Chief Executive Officer	$1,100,000	110%
Colette M. Kress Executive Vice President and Chief Financial Officer	$300,000	33%
Ajay K. Puri Executive Vice President, Worldwide Field Operations	$650,000	68%
Debora Shoquist Executive Vice President, Operations	$250,000	29%
Timothy S. Teter Senior Vice President, General Counsel and Secretary	$250,000	29%

The 2018 Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the 2018 Plan.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Variable Compensation Plan - Fiscal Year 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: March 13, 2017	By: /s/ Timothy S. Teter
Timothy S. Teter
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Variable Compensation Plan - Fiscal Year 2018